UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

☒ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:

☐ Preliminary Information Statement	☐ Confidential, For Use of the Commission Only (as permitted
☒ Definitive Information Statement	by Rule 14a-6(e)(2))
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TICKET CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Check box if any part of the fee is offset as provided  by  Exchange  Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid  previously.  Identify the previous filing by  registration  statement number, or the form or schedule and the date of its filing.

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TICKET CORP.

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF A
MAJORITY OF THE OUTSTANDING VOTING STOCK OF TICKET CORP.

Dear Ticket Corp. Stockholder:

The enclosed Information Statement is being furnished by the Board of Directors of Ticket Corp., a Nevada corporation, to the holders of record of our common stock at the close of business on March 15, 2019, or the record date, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The purpose of the enclosed Information Statement is to inform our stockholders of action taken by written consent of the holders of a majority of our common stock. The enclosed Information Statement shall be considered the notice required under Section 78.370 of the Nevada Revised Statutes.

The following action was authorized by written consent of the holders of a majority of our outstanding voting stock: amendment of both our Articles of Incorporation, as amended and corrected (Articles), and Bylaws to provide for a change of our name from Ticket Corp. to “Double Down Holdings Inc.”, or the Name Change.

The consent we have received constitutes the only stockholder approval required under the Nevada Revised Statutes, our Articles, and our Bylaws to approve the Name Change. Our board of directors is not soliciting your consent or your proxy in connection with this action and neither consents nor proxies are being requested from stockholders. The action taken by written consent of the holders of a majority of our outstanding common stock will not become effective until the date that is 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to holders of our common stock as of the record date and, thereafter, the Name Change will become effective upon the filing of an amendment to our Articles with the Secretary of State of the State of Nevada.

THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING
WILL BE HELD TO CONSIDER ANY MATTERWHICH IS DESCRIBED HEREIN, WE ARE NOT
ASKING YOU FOR A CONSENTOR PROXY AND YOU ARE REQUESTED NOT TO
SEND US A CONSENT OR PROXY.

Date of this Notice and the enclosed Information Statement: April 20, 2019.

Sincerely yours,

/s/ Russell Rheingrover
Chief Executive Officer

TICKET CORP.
1135 TERMINAL WAY, SUITE 209
RENO, NV  89502

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

GENERAL INFORMATION

Ticket Corp., a Nevada corporation, with its principal executive offices located at 1135 Terminal Way, Suite 209, Reno, NV  89502, is sending you the enclosed Notice and this Information Statement to notify you of actions that the holders of a majority of our outstanding voting stock have taken by written consent in lieu of a special meeting of stockholders. References in this Information Statement to the “Company,” “we,” “our,” and “us,” are to Ticket Corp.

Copies of this Information Statement are being mailed on or about April 20, 2019, to the holders of record on March 15, 2019, which we refer to as the record date, of the outstanding shares of our common stock.

Action by Written Consent

The following action was approved by the written consent of the holders of a majority of our outstanding voting capital stock as of the record date, which we refer to as the Written Consent, in lieu of a special meeting:

Amendment of both our Articles of Incorporation, as amended and corrected (Articles), and our Bylaws to provide for a change of our name from Ticket Corp. to “Double Down Holdings Inc.”, or the Name Change.

The Written Consent will not become effective until the date that is 20 calendar days after this Information Statement is first mailed or otherwise delivered to holders of our common stock as of the record date and, thereafter, the Name Change will become effective upon the filing of an amendment to our Articles with the Secretary of State of the State of Nevada.

Stockholders Entitled to Receive Notice of Action by Written Consent

Under Section 78.320 of the Nevada Revised Statutes (NRS), our Articles, and our Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which shares entitled to vote thereon consented to such action in writing. Prompt notice of any action so taken by written consent must be provided to all holders of our common stock as of the record date.

Our common stock is the only outstanding class of voting capital stock as of the record date. Each share of our common stock entitles its holder to one vote on each matter submitted to stockholders. There will be no vote on the approval of the Name Change because the holders of a majority of our outstanding common stock have provided their written consent for such approval and adoption as allowed by Section 78.320 of the NRS. No other votes are required or necessary.

Only holders of record of our common stock at the close of business on the record date are entitled to notice of the action taken by the Written Consent. As of the record date, 48,000,000 shares of common stock were outstanding and entitled to take action by written consent and to receive notice of the action taken by the Written Consent. As of the record date, Russell Rheingrover, our CEO and a director, held of record 33,000,000 shares of our common stock, which represented 68.75% of the outstanding shares of our common stock.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the earliest date that the corporate action being taken pursuant to the Written Consent can become effective is 20 calendar days after the first mailing or other delivery of this Information Statement. On the 20th calendar day after the first mailing or other delivery of this Information Statement, the action taken by written consent of the holders of a majority of our outstanding voting stock will become effective and, thereafter, the Name Change will become effective upon the filing of an amendment to our Articles with the Secretary of State of the State of Nevada. We recommend that you read this Information Statement in its entirety for a full description of the action approved by the holders of a majority of our outstanding common stock.

Dissenters’ Rights of Appraisal

Stockholders do not have any dissenters’ rights or appraisal rights in connection with the approval of the Name Change.

Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitations. We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of our common stock.

REASONS FOR THE APPROVAL OF THE NAME CHANGE

On March 15, 2019, our board of directors approved resolutions authorizing the Name Change. On March 15, 2019, the holders of a majority of our outstanding voting capital stock as of the Record Date approved resolutions authorizing the Name Change pursuant to the Written Consent. Our board of directors believes that the Name Change better reflects the nature of our current and anticipated operations.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of our directors or officers since January 1, 2018, being the commencement of our last completed fiscal year, nor any associate of any of the foregoing persons, have any substantial interest, direct or indirect, by security holdings or otherwise in the Name Change.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.ticketcorp.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this Information Statement. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

Statements contained in this Information Statement concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

We will only deliver one Information Statement to multiple common stockholders sharing an address and the same last name unless we have received contrary instructions from one or more of the common stockholders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any common stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any common stockholder or holders sharing an address to which multiple copies are now delivered.

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